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                                                                   EXHIBIT 10.12


                              AMENDED AND RESTATED
                               GUARANTY AGREEMENT

         This agreement is made and entered into as of the 1st day of September, 2000, by and between AmerAlia, Inc., a Utah corporation whose address is 311 Raleigh Road, Kenilworth, Illinois 60043 ("AmerAlia") and Jacqueline Mars as trustee for the Jacqueline Badger Mars Trust, whose address is 6885 Elm Street, McLean, Virginia 22101 (the "Trust") to amend and restate in their entirety certain previous guaranty agreements entered into between the Trust and AmerAlia as described in Recital B.

                                    RECITALS

A. AmerAlia has commenced operations necessary to build a plant for the production of sodium bicarbonate on property near Rifle, Colorado (the "Rock School Project"), and is seeking permanent financing to permit the Company to commence construction activities.

B. To assist AmerAlia in securing financing for its corporate operations and the Rock School Project, the Trust has guaranteed loans to AmerAlia from Bank of America, N.A. (previously NationsBank) totaling approximately $7,326,000 in principal amount, plus accrued interest, and the Trust and AmerAlia have entered into three Guaranty Agreements relating to such loans as follows:

         (1) Guaranty Agreement dated September 13, 1999, relating to a loan of approximately $4,200,000 in principal amount (the "Original Loan");

         (2) Guaranty Agreement dated January 21, 2000, relating to a loan of approximately $1,000,000 in principal amount; and

         (3) Guaranty Agreement dated June 30, 2000, relating to a loan of approximately $2,126,000 in principal amount (which funds were used, in part, to pay accrued interest on the previous loans),

         which are referred to collectively as the "Previous Guaranties."

C. The Trust's compensation for entering into the Previous Guaranties is due and payable only following AmerAlia's announcement of permanent financing from TIAA-CREF or other lender, which announcement has not been made because the permanent financing has not been secured.

D. The Original Loan has matured, and the Trust is willing to extend its guaranty which will result in the Bank extending the maturity date of the Original Loan and the loans involved in the other Previous Guaranties, and AmerAlia desires that the Trust extend its guaranty.

E. The Trust is willing to facilitate the extension of the Original Loan and the other loans through September 14, 2001, and to provide for the payment of the fees required by the Previous Guaranties and this Agreement herein; and

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F.       AmerAlia's board of directors has determined that such an extension, on the terms and conditions set forth herein, is in the best interests of AmerAlia and its shareholders.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration the receipt and sufficiency whereof is hereby acknowledged, AmerAlia and the Trust agree as follows:

1. The Previous Guaranties are hereby modified in their entirety and incorporated herein. The Previous Guaranties are of no further force or effect.

2. AmerAlia has filed certain loan applications with the Bank, and will file such applications as may be necessary for the Bank to extend the loans represented by the Previous Guaranties to and until September 14, 2001.

3. The Trust will execute and deliver to the Bank such forms as may be necessary or appropriate to provide a guaranty for the repayment of such loans in a form that is satisfactory to the Bank and to the Trust, and is consistent with this Agreement (the "Guaranty").

4. AmerAlia will apply the net proceeds of any equity financing to repay the loans from the Bank, and the amount of the Guaranty will be reduced to the extent of such repayments.

5. AmerAlia will pay the Trust compensation (the "Trust's Fee") for executing and delivering the Guaranty to the Bank in an amount equal to 15% of the actual amount guaranteed, payable in shares of AmerAlia's restricted common stock calculated as follows:

         (a) If AmerAlia issues a public announcement of a commitment for permanent financing from any person before the close of business on September 14, 2001 (the "Announcement"), AmerAlia will pay the Trust's Fee in shares of AmerAlia's restricted common stock valued at the average closing price as reported by The Nasdaq Stock Market, Inc. SmallCap Market for the 30 days following the Announcement. For example, if the amount guaranteed is $7,326,000 and the average price is $2.50, AmerAlia will issue 439,560 shares of restricted common stock to the Trust. The shares will be issued to the Trust within three business days of this determination.

         (b) If AmerAlia does not make the Announcement before the close of business on September 14, 2001, AmerAlia will pay the Trust's Fee in shares of AmerAlia's restricted common stock valued at the average of the ten highest closing prices as reported by The Nasdaq Stock Market, Inc. SmallCap Market for the calendar year 2000 through August 31, 2000 (which average price is $3.34).

6. If the Trust makes any payment to the Bank under the Guaranty, AmerAlia will indemnify and hold the Trust harmless for any such payment, and for all other costs and expenses, including reasonable attorneys' fees incurred in connection therewith.

7. The Trust acknowledges that such shares, when issued, will be restricted as that term is defined in Rule 144 of the Rules and Regulations promulgated by the Securities and Exchange Commission. The Trust further acknowledges, represents and warrants to AmerAlia that:

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         (a)  The Trust is an 'accredited investor' as that term is defined in Section 2(a)(15) of the Securities Act of 1933 (the "1933 Act") and Rule 215 thereunder, and in Rule 501(a) of Regulation D of the 1933 Act.

         (b) AmerAlia has given the Trust and its legal, financial, tax, and investment advisors the opportunity to ask questions of and to receive answers from persons acting on AmerAlia's behalf concerning the terms and conditions of this transaction and the opportunity to obtain any additional information regarding AmerAlia, its business and financial condition which AmerAlia possesses or can acquire without unreasonable effort or expense including (without limitation) all minutes of the meetings of the Board of Directors of AmerAlia or committees thereof, and other relevant documents requested by the Trust. In addition, the Trust has spoken with the independent auditors for AmerAlia and has made financial or other inquiries as the Trust or its advisors have deemed necessary or appropriate in the conduct of the Trust's due diligence investigation.

         (c) The Trust acknowledges and understands that, although there is currently a market for AmerAlia's common stock, the market is dependent on a number of factors beyond the control of AmerAlia and may not continue. Furthermore the Trust acknowledges that although AmerAlia believes that it is in compliance with all requirements for continued listing of the Common Stock on the Nasdaq SmallCap Market, continued listing on the Nasdaq SmallCap Market is subject to a number of objective and subjective criteria. Although AmerAlia believes it is in material compliance with all objective criteria, there can be no assurance that the staff of the Nasdaq SmallCap Market may not reach a different conclusion or that the Nasdaq staff may not reach a conclusion that AmerAlia is, for some reason, not in compliance with subjective criteria which is not specified in the rules applicable to the Nasdaq SmallCap Market.

         (d) The Trust understands that the securities being acquired hereby are and will continue to be restricted securities within the meaning of Rule 144, and applicable state statutes. The Trust consents to the placement of an appropriate restrictive legend or legends on any certificates evidencing the securities and any certificates issued in replacement or exchange therefor and acknowledges that AmerAlia will cause its stock transfer records to note the restrictions.

              o The Trust must bear the economic risks of the investment in the securities for an indefinite period of time because they have not been registered under the 1933 Act or any state securities laws;

              o As "restricted securities" (unless registered for resale or another exemption from registration is available for any transfer), the securities must be held for a minimum of one year following the purchase. Thereafter, the securities may be sold in only limited amounts in a specified manner in accordance with the terms and conditions of Rule 144 (the "Rule") if the Rule is applicable (there being no representation by AmerAlia that it will be applicable). In case the Rule is not applicable, any sales may be made only pursuant to an effective registration statement or an available exemption from registration.

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              o     The securities cannot be sold unless they are registered
                    under the 1933 Act and any applicable state securities laws or unless an exemption from the registration requirements is available. To the extent that AmerAlia files any registration statement under the 1933 Act (not including a registration statement on Form S-4, S-8, S-11, or other inappropriate form), AmerAlia will endeavor to include the Securities in such registration statement, subject to any requirements that may be imposed by any underwriter named in the registration statement (which requirements may include, but are not limited to, a delay in the ability of the selling security holder to sell the shares, a requirement that any sales be made through the underwriter, or a prohibition on any sales by the selling security holder pursuant to the registration statement in certain specified circumstances, in the underwriter's sole discretion).

         (e) The Trust has reviewed the terms of this agreement and the transaction contemplated by this agreement with its legal, investment, tax, and financial advisors to the extent the Trust has deemed such consultation appropriate. The Trust has also consulted with such advisors with regard to the advisability of this investment to the extent the Trust has deemed such consultation to be appropriate. The Trust acknowledges that AmerAlia has advised the Trust that it recommends that the Trust obtain advice and consultation. The Trust further acknowledges that it has neither sought nor received any advice from AmerAlia or any of its agents or affiliates with respect to any aspect of this Agreement.

         (f) The Trust acknowledges that the investment contemplated herein is one of significant risk, and there can be no assurance that the securities will ever be valuable. The Trust hereby represents that the investment in the securities is a suitable investment for it, taking into consideration the restrictions on transferability and the other considerations affecting the securities and AmerAlia as described herein and in AmerAlia's reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act").

         (g) The Trust acknowledges that the acquisition of the securities as contemplated herein will impose certain reporting obligations on the Trust pursuant to Sections 13(d) and 16(a) of the 1934 Act, and may impose certain obligations under the Internal Revenue Code of 1986, as amended. The Trust will make all necessary filings.

8. All notices under this Agreement are to be delivered by (i) depositing the notice in the mail, using registered mail, return receipt requested, addressed to the address below or to any other address as the party may designate by providing notice, (ii) telecopying the notice by using the telephone number set forth below or any other telephone number as the party may designate by providing notice, (iii) overnight delivery service addressed to the address below or to any other address as the party may designate by providing notice, or (iv) hand delivery to the individual designated below or to any other individual as the party may designate by providing notice. The notice shall be deemed delivered (i) if by registered mail, four (4) days after the notice is deposited in the mail, (ii) if by telecopy, on the date the notice is delivered, (iii) if by overnight delivery service, on the date of delivery, and (iv) if by hand delivery, on the date of delivery.


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              If to AmerAlia, to the address set forth in the first paragraph hereof, with a copy (which does not constitute notice) to:

                           AmerAlia, Inc.
                           818 Taughenbaugh Blvd
                           Rifle, CO 81650
                           Attn: Bill H. Gunn, President
                           Telecopy: 970-625-9134

              and to:

                           Norton A Lidstone, P.C.
                           Suite 850, The Quadrant
                           5445 DTC Parkway
                           Englewood, CO 80111
                           Attn: Herrick K. Lidstone, Jr., Esq.
                           Telecopy: 303-221-5553

              If to the Trust, to the attention of Vito Spitaleri (telecopy number) 410-827-4261) at the address set forth in the first paragraph hereof, with a copy (which does not constitute notice) to:

                           Hills & Stern
                           1200 Nineteenth Street, N.W.
                           Washington, D.C. 20036
                           Attn: Roderick M. Hills, Esq.
                           Telecopy: 202-822-1622

9.       General Provisions

         (a) Complete Agreement. The parties agree that this Agreement is the complete and exclusive statement of the agreement between the parties, which supersedes and merges all prior proposals, understandings and all other agreements, oral or written, between the parties relating to this Agreement.

         (b) Amendment. This Agreement may not be modified, altered or amended except by written instrument duly executed by both parties.

         (c) Waiver. The waiver or failure of either party to exercise in any respect any right provided for in this Agreement shall not be deemed a waiver of any further right under this Agreement.

         (d) Severability. If any provision of this Agreement is invalid, illegal or unenforceable under any applicable statute or rule of law, it is to that extent deemed omitted. The remainder of the Agreement shall be valid and enforceable to the maximum extent possible.


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         (e)  Governing Law. This Agreement and performance hereunder shall be governed by the laws of the State of Colorado.

Each party acknowledges that it has read and understands this Agreement and agrees to be bound by its terms.


AmerAlia, Inc.                              The Jacqueline Badger Mars Trust





By:                                         By:
   ---------------------------                 ---------------------------
Bill H. Gunn, President                     Jacqueline Mars, Trustee


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